Execution Version FIRST LIEN INTERCREDITOR AGREEMENT among BARCLAYS BANK PLC, as Authorized Representative for the Credit Agreement Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION as First Lien Notes Collateral Agent and Authorized Representative for the First Lien Notes Secured Parties, and each additional Authorized Representative from time to time party hereto 28804.00043 VP/#40336866.2

First Lien Intercreditor Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among, Barclays Bank PLC (“Barclays”), as the Administrative Agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), Wilmington Trust, National Association, as trustee (in such capacity, the “First Lien Notes Trustee”) and as collateral agent (in such capacity and together with its successors in such capacity, the “First Lien Notes Collateral Agent”) and Authorized Representative for the First Lien Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Notes Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the First Lien Notes Authorized Representative (for itself and on behalf of the First Lien Notes Secured Parties), the First Lien Notes Collateral Agent and each additional Collateral Agent and Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows: ARTICLE I Definitions SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below: “Additional First Lien Collateral Agent” means (x) for so long as the First Lien Notes Obligations are the only Series of Additional First Lien Obligations outstanding, the First Lien Notes Authorized Representative and (y) thereafter, the Collateral Agent for the Series of Additional First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Additional First Lien Obligations. “Additional First Lien Documents” means, with respect to the First Lien Notes Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the First Lien Notes Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the First Lien Notes Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.12 hereto. “Additional First Lien Obligations” means (a) all amounts owing pursuant to the terms of any Additional First Lien Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First Lien Document, whether or not such interest, fees and expenses is an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any Secured Hedge Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First -1- VP/#40336866.2

Lien Obligations, (c) any Secured Cash Management Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations and (d) any renewals or extensions of the foregoing that are not prohibited by each Additional First Lien Document and the Credit Agreement. Additional First Lien Obligations shall include any Permitted Debt as defined in the Credit Agreement) that constitute Additional Senior Class Debt and guarantees thereof by the Grantors issued in exchange therefor. “Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the First Lien Notes Secured Parties and the Additional Senior Class Debt Parties. “Additional First Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional First Lien Obligations. “Additional Senior Class Debt” has the meaning assigned to such term in Section 5.12. “Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.12. “Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.12. “Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.12. “Administrative Agent” has the meaning assigned to such term in the definition of Credit Agreement and shall include any successor administrative agent as provided in Section 12 of the Credit Agreement; provided, however, that if the Credit Agreement is Refinanced, then all references herein to the Administrative Agent shall refer to the administrative agent (or trustee) under the Refinancing. “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Applicable Authorized Representative” means with respect to any Shared Collateral, (i) until the Discharge of Credit Agreement Obligations, the Administrative Agent and (ii) from and after the Discharge of Credit Agreement Obligations, the Major Non-Controlling Authorized Representative. “Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the First Lien Notes Obligations or the First Lien Notes Secured Parties, the First Lien Notes Authorized Representative, and (iii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement. “Bankruptcy Case” has the meaning assigned to such term in Section 2.06(b). “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors. -2- VP/#40336866.2

“Borrower” means Allegiant Travel Company. “Collateral” means any “Collateral” (as defined in the Credit Agreement) or any other Credit Agreement Collateral Documents or any other assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations. “Collateral Agent” means (i) with respect to the Credit Agreement Obligations, the Administrative Agent, (ii) with respect to the First Lien Notes Obligations, the First Lien Notes Collateral Agent and (ii) in the case of any other Series of Additional First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement. “Controlling Collateral Agent” means, with respect to any Shared Collateral, the Applicable Authorized Representative. “Controlling Secured Parties” means, with respect to any Shared Collateral, at all times, the holders of at least a majority in aggregate principal amount of the outstanding First Lien Obligations. “Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of February 5, 2019 (as amended, modified or supplemented from time to time), by and among the Borrower, the Guarantors (as defined therein), the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent for the lenders and as lead arranger. “Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Credit Agreement or any similar term in any Refinancing thereof) and each other agreement entered into in favor of the Administrative Agent for the purpose of securing any Credit Agreement Obligations. “Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement (or any similar term in any Refinancing thereof). “Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or any similar term in any Refinancing thereof). “DIP Financing” has the meaning assigned to such term in Section 2.06(b). “DIP Financing Liens” has the meaning assigned to such term in Section 2.06(b). “DIP Lenders” has the meaning assigned to such term in Section 2.06(b). “Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which (i) such Series of First Lien Obligations is no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations or, with respect to any Secured Hedge Obligations or Secured Cash Management Obligations secured by the First Lien Security Documents for such Series of First Lien Obligations, either (x) such Secured Hedge Obligations or Secured Cash Management Obligations have been paid in full and are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (y) such Secured Hedge Obligations or Secured Cash Management Obligations shall have been cash collateralized on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Secured Hedge Obligations or Secured Cash Management Obligations are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (ii) any letters of credit issued under the -3- VP/#40336866.2

Secured Credit Documents governing such Series of First Lien Obligations have terminated or been cash collateralized or backstopped (in the amount and form required under the applicable Secured Credit Documents) and (iii) all commitments of the First Lien Secured Parties of such Series under their respective Secured Credit Documents have terminated. The term “Discharged” shall have a corresponding meaning. “Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Authorized Representative for such additional First Lien Obligations to the Additional First Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement. “Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document. “First Lien Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement. “First Lien Notes Agreement” mean the Indenture. “First Lien Notes Documents” means the First Lien Notes Agreement, the senior secured notes issued thereunder, each “Note Guarantee” (as defined in the First Lien Notes Agreement), the First Lien Notes Security Agreements and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the First Lien Notes Obligations. “First Lien Notes Obligations” means the obligations under the First Lien Notes Agreement, the “Notes” and each “Note Guarantee” as defined therein (or any Refinancing thereof). “First Lien Notes Secured Parties” means the First Lien Notes Collateral Agent, the First Lien Notes Authorized Representative and the holders of the First Lien Notes Obligations incurred pursuant to the First Lien Notes Agreement. “First Lien Notes Security Agreements” means each “Collateral Document” as defined in the First Lien Notes Agreement. “First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First Lien Obligations. “First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations. “First Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional First Lien Security Documents. “Grantors” means the Borrower and each Guarantor that has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. “Impairment” has the meaning assigned to such term in Section 1.03. -4- VP/#40336866.2

“Indenture” means the indenture dated as of October 7, 2020, among the Borrower as the Issuer, the Guarantors (as defined therein) party thereto from time to time and Wilmington Trust, National Association, as trustee and as collateral agent. “Insolvency or Liquidation Proceeding” means: (1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims. “Intervening Creditor” has the meaning assigned to such term in Section 2.01(a). “Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex I hereto required to be delivered by an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent pursuant to Section 5.12 hereof in order to establish an additional Series of Additional Senior Class Debt and add Additional Senior Class Debt Parties hereunder. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in clause (e) or (f) of the definition of “Permitted Disposition” in the Credit Agreement), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest and any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction. “Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations (other than the Applicable Authorized Representative) that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations (other than the Credit Agreement Obligations) with respect to such Shared Collateral. “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York. “Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral. “Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral. -5- VP/#40336866.2

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority. “Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. “Proceeds” has the meaning assigned to such term in Section 2.01(a). “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings. “Secured Cash Management Obligations” shall mean with respect to any Grantor, any direct or indirect liability, contingent or otherwise, of such Grantor in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith, in each case, that are intended under the applicable First Lien Security Document to be secured by Shared Collateral. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services. “Secured Hedge Obligations” shall mean, with respect to any Grantor, all obligations and liabilities of such Grantor under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity; in each case, that are intended under the applicable First Lien Security Document to be secured by Shared Collateral. “Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each First Lien Notes Document, and (iii) each Additional First Lien Document. -6- VP/#40336866.2

“Series” means with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the First Lien Notes Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations). “Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. SECTION 1.02 Interpretive Provision. The interpretive provisions contained in Section 1 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof. SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified. ARTICLE II Priorities and Agreements with Respect to Shared Collateral SECTION 2.01 Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or -7- VP/#40336866.2 other liquidation of any such Shared Collateral by the Controlling Collateral Agent or received by the Controlling Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement or in an Insolvency or Liquidation Proceeding being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent or the Administrative Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. (b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series. (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority. SECTION 2.02 [Reserved]. SECTION 2.03 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any -8- VP/#40336866.2 other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First Lien Security Document, applicable law or otherwise. (b) With respect to any Shared Collateral at any time, (i) the Controlling Collateral Agent shall act only on the instructions of the Controlling Secured Parties, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Controlling Secured Parties) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non- judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent (or a person authorized by it), acting on the instructions of the Controlling Secured Parties and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral. (c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the instructions of the Controlling Secured Parties) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral. (d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, allowability, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement. SECTION 2.04 No Interference; Payment Over. (a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral -9- VP/#40336866.2

Agent, (iii) except as provided in Section 2.03, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce this Agreement. (b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof. SECTION 2.05 Automatic Release of Liens; Amendments to First Lien Security Documents. (a) If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01. (b) Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section. SECTION 2.06 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against the Borrower, any Grantor or any of their respective Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code. -10- VP/#40336866.2

(b) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Controlling Secured Parties) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing or use of cash collateral. SECTION 2.07 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. -11- VP/#40336866.2

SECTION 2.08 Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the direction of the Controlling Secured Parties) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. SECTION 2.09 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative and Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness. SECTION 2.10 Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.10; provided that at any time a Collateral Agent ceases to be Controlling Collateral Agent with respect to any Possessory Collateral, such former Controlling Collateral Agent shall, at the request of the new Controlling Collateral Agent, promptly deliver all such Possessory Collateral to such new Controlling Collateral Agent together with any necessary endorsements (or otherwise allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). (b) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.10. (c) The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9- 313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties thereon. SECTION 2.11 Amendments to Security Documents. (a) Without the prior written consent of the Administrative Agent, each Additional First Lien Secured Party agrees that no Additional First Lien Security Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, supplement or modification, or the terms of any new Additional First Lien Security Document would contravene any of the terms of this Agreement. -12- VP/#40336866.2

(b) Without the prior written consent of the Additional First Lien Collateral Agent (given in accordance with an instruction obtained under the Indenture), the Administrative Agent agrees that no Credit Agreement Collateral Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, supplement or modification, or the terms of any new Credit Agreement Collateral Document would contravene any of the terms of this Agreement. (c) In making determinations required by this Section 2.11, the Administrative Agent and each Collateral Agent may conclusively rely on a certificate of an Authorized Officer of the Borrower. ARTICLE III Existence and Amounts of Liens and Obligations SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination. ARTICLE IV The Controlling Collateral Agent SECTION 4.01 Authority. (a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01 hereof. (b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non- Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or -13- VP/#40336866.2 otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of their Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral. ARTICLE V Miscellaneous SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (a) if to the Administrative Agent, to it at Barclays Bank PLC, Barclays Bank PLC, 745 7th Avenue, New York, NY 10019, Telephone No.: (214) 209-0529; Attention: May Huang; (b) if to the First Lien Notes Authorized Representative or the First Lien Notes Collateral Agent, to it at Wilmington Trust, National Association, Wilmington Trust, National Association, 1100 North Market Street Wilmington, DE 19890-1605, Attention: Corporate Trust Admin/Bob Hines, E-mail: RHines@wilmingtontrust.com; Tel: 1-302-636-6197; Fax: 1-302- 636-4140; or (c) if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such -14- VP/#40336866.2 party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. SECTION 5.02 Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent. (c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof. (d) Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Additional First Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Secured Party or any Loan Party), at the request of any Collateral Agent or any Authorized Representative, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents. (e) In executing any amendment hereto, the First Lien Notes Collateral Agent shall be fully protected in relying on for all purposes the opinion and certificate to which it is entitled under Article IX of the Indenture. SECTION 5.03 Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. -15- VP/#40336866.2

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents. SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives any right to any other jurisdiction to which it may be entitled on account of its present or future place of residence or domicile or any other reason, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts; (c) agrees that nothing herein shall affect the right of the Administrative Agent, the First Lien Collateral Agent or any other Secured Party to effect service of process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Grantor in any other jurisdiction; and (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action any special, exemplary, punitive or consequential damages; -16- VP/#40336866.2 provided that nothing in this clause (d) shall limit the indemnification obligations of the Borrower or the Grantors set forth in the applicable First Lien Documents. SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN. SECTION 5.10 Headings. Article, Section and Annex headings used herein are included for convenience of reference only and shall not affect the interpretation of this Agreement. SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control. SECTION 5.12 Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional First Lien Documents, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent” and, together with the holders of such Additional Senior Class Debt and the related Additional Senior Class Debt Representative, the “Additional Senior Class Debt Parties”), in each case acting on behalf of the holders of such Additional Senior Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph. In order, with respect to any Additional Senior Class Debt, for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement, (i) such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex I pursuant to which such Additional Senior Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Senior Class Debt and the related Additional Senior Class Debt Parties become subject hereto and bound hereby; (ii) the Borrower shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Borrower and (y) identified in a certificate of an Authorized Officer of the Borrower such Additional Senior Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional First Lien Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with Liens securing the then-extant First Lien Obligations and by the terms of the then-extant Secured Credit Documents; -17- VP/#40336866.2

(iii) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (as evidenced by a certificate of the Borrower), and all fees and taxes in connection therewith shall have been paid; and (iv) the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt. SECTION 5.13 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Barclays Bank PLC, is acting in the capacity of Administrative Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional First Lien Security Documents, Wilmington Trust, National Association is acting in the capacity of Additional First Lien Collateral Agent solely for the Additional First Lien Secured Parties. Except as expressly set forth herein, none of the Administrative Agent or the Additional First Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Administrative Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Credit Agreement Secured Parties and only then in accordance with the Credit Agreement Collateral Documents. SECTION 5.14 Rights of Trustee and Notes Collateral Agent. In acting hereunder the First Lien Notes Trustee, the First Lien Notes Collateral Agent and the First Lien Notes Authorized Representative shall have the rights, protections and immunities given to them under the Indenture and such rights, protections and immunities shall apply hereunder. -18- VP/#40336866.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BARCLAYS BANK PLC, as Authorized Representative for the Credit Agreement Secured Parties By: Name: Tom Blouin Title: Managing Director WILMINGTON TRUST, NATIONAL ASSOCIATION as First Lien Notes Collateral Agent and as First Lien Notes Authorized Representative By: Name: Title: [Signature Page to First Lien Intercreditor Agreement]

lN WITNESS WHEREOF, the parties herelo have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BARCLAYS BANK PLC. as Authorized Representative for the CrediI Agreement Secured Panies B), Name: Title: Br: Name: Title: WILMINCTON TRUST. NATIONAL ASSOCIATION as First Lien Notes Collateral Agent and as First Lien Notes Authorized By Name :Robert erkins Title: Vice President lSignqture Pqge to First Lien Intercreditor .lgreementl

ANNEX I [FORM OF] JOINDER NO. [●] dated as of [●], 20[●] (this “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of October 7, 2020 (the “First Lien Intercreditor Agreement”), among Barclays Bank PLC (“Barclays”), as the Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as First Lien Notes Collateral Agent and as First Lien Notes Authorized Representative and each additional Authorized Representative from time to time party thereto. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement. Section 1.02 contained in the First Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof. B. As a condition to the ability of the Borrower to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.12 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement upon the execution and delivery by the Additional Senior Debt Class Representative and the Additional Senior Debt Class Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.12 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents. Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows: SECTION 1. In accordance with Section 5.12 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the new Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference. SECTION 2. Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, ANNEX II-1 VP/#40336866.2 individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties. SECTION 3. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. This Joinder Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Joinder Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Joinder Agreement. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Joinder Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents. SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect. SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto. SECTION 8. The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel to the extent reimbursable under the Credit Agreement and the Credit Agreement Collateral Documents. ANNEX II-2 VP/#40336866.2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [●] and as collateral agent for the holders of [●], By: Name: Title: Address for notices: attention of: Telecopy: [NAME OF NEW COLLATERAL AGENT], as [●] and as collateral agent for the holders of [●], By: Name: Title: Address for notices: attention of: Telecopy: ANNEX II-3 VP/#40336866.2

Acknowledged by: BARCLAYS BANK PLC, as the Administrative Agent By: Name: Title: By: Name: Title: WILMINGTON TRUST, NATIONAL ASSOCIATION ., not in its individual capacity, but solely as the First Lien Notes Authorized Representative and the First Lien Notes Collateral Agent By: Name: Title: ANNEX II-4 VP/#40336866.2

ANNEX III-1 VP/#40336866.2